Exhibit 11b

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting part of Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A of Fidelity Investment Trust: Fidelity Europe Capital Appreciation Fund, Fidelity Latin America Fund, Fidelity Southeast Asia Fund, Fidelity France Fund, Fidelity Germany Fund, Fidelity Hong Kong and China Fund, Fidelity Japan Small Companies Fund, Fidelity Nordic Fund and Fidelity United Kingdom Fund of our report dated December 20, 1995 on the financial statements and financial highlights included in the October 31, 1995 Annual Report to Shareholders of Fidelity Investment Trust: Fidelity Europe Capital Appreciation Fund, Fidelity Latin America Fund, Fidelity Southeast Asia Fund, Fidelity France Fund, Fidelity Germany Fund, Fidelity Hong Kong and China Fund, Fidelity Japan Small Companies Fund, Fidelity Nordic Fund, and Fidelity United Kingdom Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and Fidelity Europe Capital Appreciation Fund, Fidelity Latin America Fund, Fidelity Southeast Asia Fund Fidelity France Fund, Fidelity Germany Fund, Fidelity Hong Kong and China Fund, Fidelity Japan Small Companies Fund, Fidelity Nordic Fund, and Fidelity United Kingdom Fund"Auditor" in the Statement of Additional Information.
PRICE WATERHOUSE LLP

/s/PRICE WATERHOUSE LLP
Boston, Massachusetts
December 22, 1995